AGREEMENT FOR PURCHASE AND SALE

                                       OF

                                  REAL PROPERTY






                                 By and Between




                        METRIC INCOME TRUST SERIES, INC.,
                            a California corporation,
                                   as Seller,

                                       and


                           THE UNIVERSITY OF CHICAGO,
                     an Illinois not-for-profit corporation,
                                    as Buyer.









                                  May 15, 1996




                              Property Located At:

                              W140-N9000 Lilly Road
                           Lilly Road off Main Street
                           Menomonee Falls, Wisconsin

                                        i

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                                TABLE OF CONTENTS

ARTICLE                                                                     PAGE


1

                                 BASIC DEFINITIONS..........................  1
         Section 1.1  Closing Date..........................................  1
                      ------------
         Section 1.2  Contract Period.......................................  1
                      ---------------
         Section 1.3  Inspection Period.....................................  1
                      -----------------
         Section 1.4  Intangible Property...................................  1
                      -------------------
         Section 1.5  Leases................................................  1
                      ------
         Section 1.6  Personal Property.....................................  1
                      -----------------
         Section 1.7  Title Report..........................................  2
                      ------------
         Section 1.8  Property..............................................  2
                      --------
         Section 1.9  Real Property.........................................  2
                      -------------
         Section 1.10  Title Company........................................  2
                       -------------

2

                              PURCHASE AND SALE.............................  2
         Section 2.1  Purchase and Sale.....................................  2
                      -----------------
         Section 2.2  Purchase Price........................................  2
                      --------------
         Section 2.3  Buyer's Review and Seller's Disclaimer................  2
                      --------------------------------------
         Section 2.4  Environmental Report; Survey..........................  5
                      ----------------------------

3

                             CONDITIONS PRECEDENT...........................  5
         Section 3.1  Conditions............................................  5
                      ----------
         Section 3.2  Failure or Waiver of Conditions Precedent.............  6
                      -----------------------------------------

4

                    COVENANTS, WARRANTIES AND REPRESENTATIONS...............  6
         Section 4.1  Seller's Warranties and Representations...............  6
                      ---------------------------------------
         Section 4.2  Seller's Covenants....................................  8
                      ------------------
         Section 4.3  Buyer's Warranties and Representations................  8
                      --------------------------------------
         Section 4.4  Limitations...........................................  9
                      -----------

5

                                 ESCROW AND CLOSING.........................  9
         Section 5.1  Escrow Arrangements...................................  9
                      -------------------
         Section 5.2  Title Company's Duties and Closing..................... 10
                      ----------------------------------
         Section 5.3  Closing Costs.......................................... 11
                      -------------
         Section 5.4  Prorations............................................. 11
                      ----------
         Section 5.5  Closing Date........................................... 12
                      ------------
         Section 5.6  Insurance.............................................. 12
                      ---------
         Section 5.7  Tenant Estoppel........................................ 12
                      ---------------
         Section 5.8  Delivery of Original Documents......................... 13
                      ------------------------------
         Section 5.9  Filing of Reports...................................... 13
                      -----------------

6

                                     DEPOSIT................................. 13

7

                                   MISCELLANEOUS............................. 14
         Section 7.1  Damage or Destruction.................................. 14
         Section 7.2  Brokerage Commissions and Finder's Fees................ 15
         Section 7.3  Leasing Commissions.................................... 15
         Section 7.4  Successors and Assigns................................. 16
         Section 7.5  Notices................................................ 16
         Section 7.6  Time................................................... 17
         Section 7.7  Possession............................................. 17
         Section 7.8  Incorporation by Reference............................. 17
         Section 7.9  No Deductions or Off-Sets.............................. 17
         Section 7.10  Attorneys' Fees....................................... 17
         Section 7.11  Construction.......................................... 17
         Section 7.12  No Merger............................................. 17
         Section 7.13  Governing Law......................................... 17
         Section 7.14  Disclosure of Information............................. 18
         Section 7.15  Damages............................................... 19
         Section 7.16  Termination without Breach............................ 19
         Section 7.17  Counterparts.......................................... 19
         Section 7.18  Entire Agreement...................................... 19

EXHIBITS

Exhibit A    -    Title Report
Exhibit B    -    Legal Description
Exhibit C    -    List of Due Diligence Items
Exhibit D    -    [Intentionally Left Blank]
Exhibit E    -    Form of Buyer's Closing Certificate

Exhibit F    -    Form of Deed
Exhibit G    -    Form of General Assignment
Exhibit H    -    Form of Bill of Sale
Exhibit I    -    Form of Assignment of Leases and Contracts
Exhibit J    -    Form of FIRPTA Certificate
Exhibit K    -    Form of Tenant Estoppel

                         AGREEMENT FOR PURCHASE AND SALE

                                       OF

                                  REAL PROPERTY


         THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY is made and entered into as of May 15, 1996 by and between METRIC INCOME TRUST SERIES, INC., a California corporation ("Seller"), and THE UNIVERSITY OF CHICAGO, an Illinois not-for-profit corporation ("Buyer").

                                    ARTICLE 1

                                BASIC DEFINITIONS

         Section 1.1 Closing Date. The term "Closing Date" shall mean the date upon which the escrow described in Article V closes, which date shall be no later than the date specified in Section 5.5 hereof.

         Section 1.2 Contract Period. The term "Contract Period" shall mean the period from the date of this Agreement through and including the Closing Date.

         Section 1.3 Inspection Period. The term "Inspection Period" shall mean the period following the date of this Agreement, ending at 5 p.m. Pacific Standard Time on May 22, 1996.

         Section 1.4 Intangible Property. The term "Intangible Property" shall mean Seller's rights and interests in the following: (I) the Leases, (ii) any service contracts pertaining to the Real Property, (iii) any governmental licenses, permits and approvals held by Seller relating to the occupancy or use of the Real Property, (iv) any existing warranties held by Seller and given by third parties with respect to the Real Property, and (v) the name, if any, under which the Real Property is commonly operated or commonly known.

         Section 1.5 Leases. The term "Leases" shall mean all leases and/or rental agreements for occupancy of any portion of the Real Property.

         Section 1.6 Personal Property. The term "Personal Property" shall mean Seller's interest, if any, in all furniture,

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fixtures, machinery,  appliances, equipment and other personal property, if any, located on the Real Property and utilized in connection with the ownership and operation of the Real Property by Seller.

         Section 1.7 Title Report. The term "Title Report" shall mean the commitment for title insurance with respect to the Real Property dated as of March 18, 1996, issued by Title Company under its Order No. 1054412, a copy of which is attached to this Agreement as Exhibit A.

         Section 1.8 Property. The term "Property" shall mean the Real Property, as more particularly described in Exhibit B attached to this Agreement, the Personal Property and the Intangible Property.

         Section 1.9 Real Property. The term "Real Property" shall mean that certain real property (including, without limitation, any and all improvements) commonly known as W140-N9000 Lilly Road, Menomonee Falls, Wisconsin. The land component of the Real Property is described with precision in the Title Report.

         Section 1.10 Title Company. The term "Title Company" shall mean Chicago Title Insurance Company whose address for this transaction is as follows:

         388 Market Street, Suite 1300
         San Francisco, CA  94111
         Attn:  Beth Bailey-Gates
         Escrow No. 18489
         Fax No. (415) 434-2176
         Phone No. (415) 291-5137
                                    ARTICLE 2

                                PURCHASE AND SALE

         Section 2.1 Purchase and Sale. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller upon all of the terms, covenants and conditions set forth in this Agreement.

         Section 2.2 Purchase Price. The purchase price for the Property (the "Purchase Price") shall be the sum of FOUR MILLION NINE HUNDRED THIRTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS ($4,937,500.00) payable as follows:

         (a)      Payment of the Deposit (as defined below); and

         (b) The balance of the Purchase Price shall be paid in cash through the escrow established pursuant to Section 5.1 on the Closing Date.

         Section 2.3  Buyer's Review and Seller's Disclaimer.

         (a) On or before the date of this Agreement, Seller has furnished to Buyer copies of each of the documents described on Exhibit C hereto pertaining to the Property. All of the documents described on Exhibit C shall be provided at Seller's sole cost and expense. By placing its initials in the space provided below, Buyer acknowledges its receipt of each of the documents to be delivered by Seller as provided in Exhibit C.

                                                    Buyer's Initials: \s\ G.B.H.
                                                                      ----------

         Buyer shall have a period of ten (10) working days from the date of this Agreement to approve in writing all of such documents. Any such documents not expressly disapproved by Buyer in writing within such ten (10) day period shall be deemed approved.

         Any exceptions to the Title Report, the survey, if any, or other documents and information pertaining to exceptions to title not expressly disapproved by Buyer in writing on or before the expiration of such ten (10) day period shall be deemed approved and shall be referred to as the "Exceptions." Within five (5) days after any notice from Title Company identifying the need to amend or add any exception to the Title Report, Buyer shall notify Seller of any objections Buyer may have to said amendment or addition, failure to disapprove such amendment or addition shall be deemed to be approval. Seller shall use reasonable efforts to remove as matters affecting title any disapproved exceptions prior to the Closing Date, but Seller shall not be required to institute any litigation or incur any cost in excess of $10,000 to do so. If, prior to the Closing Date, Seller notifies Buyer that Seller will not or will not be able to remove any of the disapproved exceptions, then, within five (5) days after the giving of such notice by Seller, or prior to the Closing Date, whichever is earlier, Buyer shall give Seller and Title Company written notice, either that Buyer (I) waives its prior disapproval of the disapproved exceptions and accepts such title as Seller is willing to convey, or (ii) terminates this Agreement.

         (b) Prior to expiration of the Inspection Period, subject to any rights of the tenants under the Leases, Buyer shall have the right, at its sole cost and expense, to conduct whatever inspections, studies, tests and investigations Buyer desires to conduct relating to the Property including, without limitation, the physical, environmental, economic and legal condition of the Property (the "Inspections"). Buyer shall indemnify and defend Seller against and hold Seller harmless from any and all loss, cost, claim, liability and expense (including reasonable attorneys fees) arising out of Buyer's activities on the Real Property during the Inspection Period. Prior to expiration of the Inspection Period, Buyer shall complete the Inspections and notify Seller in writing of its approval or disapproval of the Property. Failure to timely disapprove the Property in writing shall be deemed to be approval by Buyer and constitute Buyer's waiver of the condition set forth in Section 3.1(a)(I) below.

         (c) Buyer hereby agrees that the waiver or satisfaction of the conditions set forth in Section 3.1(a)(I) below shall constitute an acknowledgment that Buyer (a) has concluded whatever studies, tests, and investigations Buyer desired to conduct relating to the Property including, without limitation, economic reviews and analyses, soils tests, engineering analyses, environmental analyses and analysis of any applicable records of the planning, building, public works or any other governmental or quasi-governmental entity having or asserting jurisdiction over the Property; (b) has reviewed and read (or has elected not to do so) and has understood all instruments affecting the Property and/or its value which Buyer deems relevant, including, without limiting the generality of the foregoing, all documents referred to in the Title Report and all leases, operating statements, demographic studies and market analyses; (c) and its consultants have made all such independent studies, analyses and investigations, as Buyer has deemed necessary, including, without limitation, those relating to environmental matters and the leasing, occupancy and income of the Property; (d) is relying solely on its own investigations as to the Property and its value and is assuming the risk that adverse physical, economic or other conditions (including, without limitation, adverse environmental conditions (including, without limitation, soils and groundwater conditions) and status of compliance with the requirements of the Americans With Disabilities Act of 1990 or the Fair Housing Act of 1968, as amended) may not have been revealed by such investigation; and (e) that Seller has given Buyer every opportunity to consider, inspect and review to its satisfaction the physical, environmental, economic and legal condition of the Property and all files and information in Seller's possession which Buyer deems material to the purchase of the Property.

         (d) Except as otherwise expressly provided in Section 4.1 below, Seller disclaims the making of any representations or warranties, express or implied, regarding the Property or its value or matters affecting the Property, including, without limitation, the physical condition of the Property, title to or the boundaries of the Real Property, pest control matters, soil condition, hazardous waste, toxic substance or other environmental matters, compliance with the Americans With Disabilities Act of 1990, Fair Housing Act of 1968 (as amended) or other building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns and all other information pertaining to the Property. Buyer, moreover, acknowledges (I) that Seller did not develop or construct the Real Property, (ii) that Buyer has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the Property and (iii) that Buyer is not relying upon any representations and warranties, other than those specifically set forth in Section 4.1 below, made by Seller or anyone acting or claiming to act on Seller's behalf concerning the Property or its value. Buyer further acknowledges that it has not received from Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors. Buyer agrees that the Property is to be sold to and accepted by Buyer in its "AS IS" condition and WITH ALL FAULTS on the Closing Date and assumes the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by its investigation.

         (e) Except with respect to any claims arising out of any breach of covenants, representations or warranties set forth in Sections 4.1 or 4.2 below,

Buyer, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its agents, partners, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this agreement, which Buyer has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property. Buyer hereby specifically acknowledges that Buyer has carefully reviewed this subsection and discussed its import with legal counsel and that the provisions of this subsection are a material part of this Agreement.

         Section 2.4 Environmental Report; Survey. Prior to the end of the Inspection Period, Buyer, at its sole cost and expense, shall obtain either (I) an update of Seller's existing Phase I Environmental Report and/or "as-built" survey with respect to the Real Property, or (ii) a new Phase I Environmental Report and/or "as-built" survey with respect to the Real Property. Within three
(3) business days of Buyer's receipt of the update or new report and survey, Buyer shall provide a copy of the same to Seller. Buyer shall have through the end of the Inspection Period to review and approve or disapprove such updated or new report and survey. Buyer's failure to disapprove the updated or new report and survey in writing prior to the end of the Inspection Period shall be deemed to be approval by Buyer.

                                    ARTICLE 3

                              CONDITIONS PRECEDENT

         Section 3.1  Conditions.

         (a) Notwithstanding anything in this Agreement to the contrary, Buyer's obligation to purchase the Property shall be subject to and contingent upon the satisfaction or waiver by Buyer of the following conditions precedent:

                  (i) Buyer's inspection and approval, within the Inspection Period, of all physical, environmental, economic and legal matters relating to the Property (including, without limitation, the updated or new Phase I Environmental Report and "as-built" survey) pursuant to Sections 2.3 and 2.4 above.

             (ii) The willingness of Title Company or some other reputable title insurer to issue its standard owner's form policy of title insurance with extended coverage and a 3.1 zoning (with parking) endorsement ("Buyer's Title Policy"), insuring Buyer in the amount of the Purchase Price that title to the Real Property is vested of record in Buyer on the Closing Date, subject only to the printed conditions and exceptions of such policy and the Exceptions.

         (b) Notwithstanding anything in this Agreement to the contrary, Seller's obligation to sell the Property shall be subject to and contingent upon the satisfaction or waiver by Seller of the following conditions precedent:

             (i) The willingness of Title Company to issue the Buyer's Title Policy.

            (ii) Buyer's timely satisfaction or waiver of the condition set forth in Section 3.1(a)(I) above.

         Section 3.2 Failure or Waiver of Conditions Precedent. In the event any of the conditions set forth in Section 3.1 are not fulfilled or waived by the party intended to be benefitted thereby, this Agreement shall terminate. Either party may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of the conditions set forth in Section 3.1(a) and 3.1(b) above. Buyer's failure to notify Seller in writing of the failure of any of the conditions set forth in
Section 3.1(a)(I) on or before the date specified for satisfaction of such conditions shall constitute a waiver of such condition. In any event, Buyer's consent to the close of escrow pursuant to this Agreement shall waive any remaining unfulfilled conditions.

                                    ARTICLE 4

                    COVENANTS, WARRANTIES AND REPRESENTATIONS

         Section 4.1 Seller's Warranties and Representations. Seller hereby represents and warrants to Buyer as follows:

         (a) This Agreement has been approved by the Board of Directors of Seller. Seller has full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement and all actions of Seller and of its officers necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on behalf of Seller have been taken; and

         (b)      To Seller's Knowledge (as defined below):

                  (i)  Seller  has   received   no  written   notice   from  any
         governmental authorities that eminent domain proceedings for the condemnation of the Real Property are pending;

                  (ii) Seller has received no written notice of any threatened or pending litigation against Seller which would materially and adversely affect the Real Property;

                  (iii)  Seller  has   received  no  written   notice  from  any
         governmental authority that the improvements located on the Real Property are presently in violation of any applicable building codes;

                  (iv) Seller has received no written notice from any governmental authority that Seller's use of the Real Property is presently in violation of any applicable zoning, land use or other law, order, ordinance, rule or regulation affecting the Real Property;

                  (v) except for matters, if any, disclosed in the existing Phase I Environmental Report or other materials delivered to Buyer as described on Exhibit C or otherwise, Seller has received no written notice that there has occurred during the period of Seller's ownership of the Real Property any unlawful release, disposal or discharge of any material quantity of Hazardous Substances (as hereinafter defined) into, onto or beneath the Real Property; as used herein the term "Hazardous Substances" shall mean and include any and all toxic or hazardous substances, materials or wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part
         302) and in any and all amendments thereto in effect as of the date of this Agreement;

                  (vi) the only lease and subleases affecting the Real Property are those identified on Exhibit C attached hereto true and complete copies of which have been furnished by Seller to Buyer; and

                  (vii) there are no service contracts binding upon Seller with respect to the Real Property.

As used in this Section 4.1(b), the phrase "to Seller's Knowledge" shall refer only to the actual knowledge of the Designated Persons (as defined below) and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or of any officer, director, agent, manager, representative, employee or advisor of Seller, or of any advisor to Seller, or any officers, directors or employees of any advisor or its affiliates, or impose upon such Designated Persons any duty to inquire into or investigate the matter to which such actual knowledge, or absence thereof, pertains. As used in this paragraph, the term "Designated Persons" shall refer only to the following persons employed by Seller's advisor(s): (1) Larenz Menrath, whose title is Senior Vice President, Portfolio Management, (2) Ted Koros, whose title is Vice President, Portfolio Management, and (3) Herman H. Howerton, whose title is Executive Vice President and General Counsel.

         Section 4.2 Seller's Covenants. Seller hereby covenants and agrees that:

         (a) During the Contract Period, Seller will not enter into any service contracts binding upon Buyer without Buyer's prior approval, which approval shall not be unreasonably withheld and shall be deemed given if Buyer should fail to approve or disapprove any proposed contract in writing within five (5) working days following Seller's request for such action.

         (b) During the Contract Period, Seller will not enter into any new leases for any portion of the Real Property or enter into any material amendment of any existing Leases without Buyer's prior approval, which approval shall not be unreasonably withheld and shall be deemed given if Buyer should fail to approve or disapprove any proposed new lease or amendment in writing within five
(5) working days following Seller's request for such action. The cost to landlord of any leasing commissions and/or tenant improvements payable in connection with any new lease of any portion of the Real Property which becomes effective at any time during the Contract Period shall be prorated between Buyer and Seller, based on the initial term of the lease, as of the Closing Date. Seller shall be responsible for all such costs for any Leases executed prior to the date of this Agreement.

         Section 4.3 Buyer's Warranties and Representations. Buyer hereby represents and warrants to Seller that (a) Buyer and any entity to which Buyer may assign this Agreement pursuant to Section 7.4 below have, and as of the Closing Date shall have, full power and lawful authority to enter into and carry out the terms and conditions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and (b) all actions necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement to be executed on behalf of Buyer or its assignee have been taken.

         Section 4.4 Limitations. The parties agree that (a) Seller's warranties and representations contained in this Agreement and in any document (including any certificate) executed by Seller pursuant to this Agreement shall survive Buyer's purchase of the Property only for a period of two hundred seventy (270) days after the Closing Date (the "Limitation Period"), and (b) Buyer shall provide actual written notice to Seller of any breach of such warranties or representations and shall allow Seller thirty (30) days within which to cure such breach, or, if such breach cannot reasonably be cured within thirty (30) days, an additional reasonable time period, so long as such cure has been commenced within such thirty (30) days and diligently pursued. If Seller fails to cure such breach after actual written notice and within such cure period, Buyer's sole remedy shall be an action at law for damages as a consequence thereof, which must be commenced, if at all, within the Limitation Period; provided, however, that if within the Limitation Period Buyer gives Seller written notice of such a breach and Seller commences to cure and thereafter terminates such cure effort, Buyer shall have an additional thirty (30) days from the date of such termination within which to commence an action at law for damages as a consequence of Seller's failure to cure. The Limitation Period referred to herein shall apply to known as well as unknown breaches of such warranties or representations.

                                    ARTICLE 5

                               ESCROW AND CLOSING

         Section 5.1 Escrow Arrangements. An escrow for the purchase and sale contemplated by this Agreement has been opened by Seller with Title Company. On or before the Closing Date, Seller and Buyer shall deliver escrow instructions to the Title Company consistent with this Article 5 and the parties shall deposit in escrow the funds and documents described below.

         (a) Buyer shall deposit or cause to be deposited:

             (i) the balance of the Purchase Price ("Seller's Funds"), plus sufficient cash to pay Buyer's share of all escrow costs, prorations and closing expenses as set forth in Section 5.3 and 5.4 below;

             (ii) a counterpart Assignment of Leases (as defined in subparagraph
         (b)(iv) below), duly executed by Buyer; and

             (iii) a duly executed closing certificate in the form attached to this Agreement as Exhibit E (the "Closing Certificate").

         (b) Seller shall deposit:

             (i) a duly executed and acknowledged special warranty deed to the Real Property in the form attached to this Agreement as Exhibit F (the "Deed");

             (ii) a duly executed assignment of Seller's interest in the Intangible Property in the form attached to this Agreement as Exhibit G (the "General Assignment");

             (iii) a duly executed bill of sale in the form attached to this Agreement as Exhibit H (the "Bill of Sale");

             (iv) a counterpart Assignment by Seller and assumption by Buyer of Seller's interest in the Leases affecting the Property as of the Closing Date in the form attached hereto as Exhibit I (the "Assignment of Leases"), duly executed by Seller;

             (v) a certificate from Seller certifying the information required by 1445 of the Internal Revenue Code and the regulations issued thereunder to establish, for the purposes of avoiding Buyer's tax withholding obligations, that Seller is not a "foreign person" as defined in Internal Revenue Code 1445(f)(3) in the form attached to this Agreement as Exhibit J (the "FIRPTA Certificate"); and

             (vi) the duly executed estoppel certificate(s) required pursuant to
         Section 5.7 below.

         Section 5.2 Title Company's Duties and Closing. Seller and Buyer shall instruct Title Company to close escrow on the Closing Date by:


         (a) Recording all documents as may be necessary to clear title in accordance with the requirements of this Agreement;

         (b) Recording the Deed and the Assignment of Leases, in that order, and instructing (if legally permitted) the County Recorder not to affix the amount of any documentary or transfer taxes to the Deed but to attach a separate statement to the Deed after recording;

         (c) Paying all closing costs and making all prorations in accordance with Sections 5.3 and 5.4 of this Agreement and a closing statement of adjustments and prorations prepared by Title Company and approved by Buyer and Seller prior to the Closing Date (the "Closing Statement");

         (d) Delivering to Buyer the Title Policy; Title Company's certified Closing Statement; conformed copies of the Deed and the Assignment of Leases showing available recordation information (collectively, the "Recorded Documents"), an original of each of the Bill of Sale, the General Assignment and the FIRPTA Certificate and copies of all other documents deposited into Escrow; and

         (e) Delivering to Seller the Purchase Price, plus or minus closing adjustments and prorations, Title Company's certified Closing Statement, conformed copies of the Recorded Documents, an original of each of the Bill of Sale, the General Assignment and the Closing Certificate and copies of all other documents delivered to Title Company.

         Section 5.3 Closing Costs. Seller shall pay the local governmental documentary transfer or transaction taxes or fees due on the transfer of the Property from Seller to Buyer. Seller and Buyer shall share equally the escrow fee charged by Title Company. Buyer shall pay the recording costs for this transaction. Buyer shall pay the cost of the updated or new Phase I
Environmental Report and "as-built" survey obtained pursuant to Section 2.4 above. Seller shall pay the standard coverage portion of the premium for Buyer's Title Policy. Buyer shall pay the extra premium for such policy related to extended coverage, required endorsements and any related survey costs. Each party shall pay its own attorneys' fees. Any other miscellaneous closing costs shall be allocated among Seller and Buyer as is customary in connection with commercial real estate transactions in the Menomonee Falls, Wisconsin.

         Section 5.4  Prorations.

         (a) Real property taxes and assessments, personal property taxes (if any), rent (whether prepaid or applicable to the current rental period) and all other items of income and expense with respect to the Property shall be prorated between Seller and Buyer as of the Closing Date; provided, however, no proration of taxes, assessments or other items of expense with respect to the Property shall be made with regard to any such items paid or to be paid directly by the tenant under the existing lease. Buyer shall be responsible for all leasing commissions and the cost to landlord of tenant improvements attributable to periods after the Closing Date for all leases executed during the Contract Period as set forth in Section 4.2(b). Buyer shall receive a credit in escrow in the amount of any deposits under Leases in effect on the Closing Date, or any portion thereof, which are in Seller's possession and refundable to the tenant as of the Closing Date plus the amount of any prepaid rent for periods from and after the Closing Date. Buyer shall not be entitled to any interest on such deposits which may have accrued prior to the Closing Date unless such interest, under the terms of the applicable Lease, accrues for the benefit of the tenant. Seller shall receive a credit in escrow for any refundable deposits and/or bonds held by any utility, governmental agency or service contractor with respect to the Property. Any rent collected by Buyer after the Closing Date shall be applied first to the then current month's rental, and then to pay any rent then due and owing for any period prior to the Closing Date, and Buyer shall remit such amounts immediately upon receipt to Seller, and then to pay any rent owing for any period after the Closing Date. If either Buyer or Seller receives any revenues attributable to the period during which it is not the owner of the Property, said party shall promptly forward such amounts to the other party (if such revenues are only partially attributable to the period during which said party is not the owner of the Property, the amount paid to the other party shall be based upon proration as of the Closing Date as set forth above). Buyer shall use its best efforts to collect and assist Seller in collecting any revenue which is owed to Seller as of the Closing Date or which comes due thereafter.

         (b) Buyer and Seller shall cooperate to produce on or before the Closing Date a schedule of prorations which is as complete and accurate as reasonably possible. All prorations which can be reasonably estimated as of the Closing Date shall be made in escrow on the Closing Date. All other prorations and any adjustments to initial estimated prorations, shall be made by Buyer and Seller within thirty (30) days following the Closing Date or such later time as may be required, in the exercise of due diligence, to obtain the necessary information for proration. Any net credit due one party from the other as a result of such post-closing prorations and adjustments shall be paid to the other in cash immediately upon the parties' written agreement to a final schedule of post-closing adjustments and prorations.

         Section 5.5 Closing Date. The Closing Date shall occur on a date mutually agreed upon by Buyer and Seller, which shall be not later than May 31, 1996.

         Section  5.6  Insurance.   Seller's  existing  liability  and  property
insurance pertaining to the Property shall be canceled as of the Closing Date, and Seller shall receive any premium refund due thereon.

         Section 5.7 Tenant Estoppel. Seller shall use reasonable efforts to obtain and to deliver to Buyer on or before the Closing Date an estoppel certificate substantially in the form attached hereto as Exhibit K from Walmart Stores, Inc., on behalf of the sole tenant of the Property (the "Estoppel"). The execution and delivery to Buyer of the Estoppel shall be a condition precedent to Buyer's obligation to purchase the Property and close the transaction contemplated in this Agreement.

         Section 5.8 Delivery of Original Documents. Seller agrees to deliver to Buyer on the Closing Date all original Leases, service contracts, plans and specifications, plot plans, surveys, soils reports and other original documents in Seller's possession pertaining to the Property.

         Section 5.9 Filing of Reports. Title Company shall be solely responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated in this Agreement.


                                    ARTICLE 6

                                     DEPOSIT

         Buyer has previously deposited in the escrow ("Deposit") established with Title Company for this transaction cash in the amount of $50,000.00. Title Company shall invest all funds so deposited in an interest-bearing cash-management account reasonably acceptable to Buyer and Seller. The funds so deposited and all interest thereon are referred to collectively as the "Deposit." In the event that (a) the conditions precedent set forth in Section
3.1 above shall have been satisfied or waived, (b) Seller shall have performed fully or tendered performance of its obligations hereunder, and (c) Buyer shall be unable or fail to perform its obligations hereunder, then the entire amount of the Deposit shall be immediately paid by Title Company to Seller and retained by Seller.

IN THE EVENT OF DEFAULT BY BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, SELLER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT FORTHWITH AND WITHOUT FURTHER OBLIGATION TO BUYER AND TO OBTAIN IMMEDIATE DISBURSEMENT OF AND TO RETAIN THE DEPOSIT THEN HELD BY ESCROW HOLDER. SUCH RETENTION OF THE DEPOSIT IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT INSTEAD, IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. THE PARTIES ACKNOWLEDGE THAT THE ACTUAL DAMAGES WHICH WOULD RESULT TO SELLER AS A RESULT OF SUCH FAILURE WOULD BE EXTREMELY DIFFICULT TO ESTABLISH. IN ADDITION, BUYER DESIRES TO HAVE A LIMITATION PUT UPON ITS POTENTIAL LIABILITY TO SELLER IN THE EVENT THAT THIS TRANSACTION SHALL FAIL TO CLOSE. BY PLACING THEIR RESPECTIVE INITIALS IN THE SPACES HEREINAFTER PROVIDED, THE PARTIES ACKNOWLEDGE THAT UPON A DEFAULT BY

BUYER UNDER THE TERMS OF THIS AGREEMENT, SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT.

                  BUYER (\s\ G.B.H.) AND SELLER (\s\ R.A.F.) AGREE.

In the event that this transaction is consummated as contemplated by this Agreement, then the entire amount of the Deposit shall be credited against the Purchase Price. The entire amount of the Deposit shall be returned immediately to Buyer in the event that (a) the conditions precedent set forth in Section 3.1 above shall have been satisfied or waived, (b) Buyer shall have performed fully or tendered performance of its obligations hereunder, and (c) Seller shall be unable or fail to perform its obligations under this Agreement.


                                    ARTICLE 7

                                  MISCELLANEOUS

         Section 7.1  Damage or Destruction.

         (a) Subject to the provisions of subsection (b) below, Buyer shall be bound to purchase the Property for the Purchase Price as required by the terms of this Agreement without regard to the occurrence during the Contract Period of any damage to or destruction of the Improvements ("Contract Period Damage"). Buyer shall receive a credit in escrow in the amount of any insurance proceeds (net of reasonable costs incurred in securing such proceeds) collected by Seller prior to the Closing Date as a result of any Contract Period Damage and not expended by Seller on repair, replacement or restoration of the Property pursuant to subsection (c) below. Seller promptly shall deliver to Buyer any such insurance proceeds as shall be collected by Seller following the Closing Date.

         (b) Notwithstanding the foregoing, if the cost of repair, replacement or restoration of the Property attributable to any Contract Period Damage exceeds $150,000.00, either party may elect to terminate this Agreement by written notice to the other given not more than ten (10) days following the event of damage or destruction and not later than one day prior to the Closing Date. If the Contract Period Damage arises out of an uninsured risk, Seller shall elect, by written notice given within such 10- day period, either to terminate this Agreement or to close escrow as contemplated in this Agreement with a reduction in the Purchase Price equal to the cost of repair, replacement or restoration of the Property. Upon termination of this Agreement pursuant to this paragraph, Seller shall return or cause Title Company to return to Buyer the Deposit. In the event neither party timely elects to terminate this Agreement pursuant to this subsection, the provisions of subsection (a) above shall be applicable.

         (c) Upon the occurrence of any Contract Period Damage, Seller may, but shall not be obligated to, use any insurance proceeds collected with respect to such Contract Period Damage to repair, replace or restore the Property to the extent reasonably feasible prior to the Closing Date. Seller's election to commence the repair, replacement or restoration of the Property prior to the Closing Date shall in no way imply that Seller has made any representation or warranty with respect to any work performed in connection with such repair, replacement or restoration ("Seller's Repairs"). The plans, materials, choice of contractor and all other material aspects of the performance of Seller's Repairs shall be subject to Buyer's review and approval (which shall not be unreasonably withheld) and to the general disclaimer set forth in Section 2.3 above. In the event that Buyer does not approve any aspect of Seller's Repairs in writing within five (5) days following Seller's request for such approval, Seller may, at its option, terminate this Agreement by written notice delivered to Buyer on or before the Closing Date.

         (d) Notwithstanding anything in this Agreement to the contrary, the insurance proceeds to be credited or delivered to Buyer pursuant to this Section
7.1 shall exclude business interruption or rental loss insurance proceeds, if any, allocable to the period through the Closing Date, which proceeds shall be retained by Seller.

         Section 7.2 Brokerage Commissions and Finder's Fees. Each party to this Agreement warrants to the other that, except for the commissions mentioned below, no person or entity can properly claim a right to a real estate commission, real estate finder's fee, real estate acquisition fee or other real estate brokerage-type compensation (collectively, "Real Estate Compensation") based upon the acts of that party with respect to the transaction contemplated by this Agreement. Each party hereby agrees to indemnify and defend the other against and to hold the other harmless from and against any and all loss, cost, liability or expense (including but not limited to attorneys' fees and returned commissions) resulting from any claim for Real Estate Compensation by any person or entity based upon such acts or from payment of Real Estate Compensation to any person by Buyer or by any entity affiliated with Buyer. Buyer acknowledges that Seller shall pay Real Estate Compensation to Cushman & Wakefield pursuant to a separate written agreement between Seller and Cushman & Wakefield. Buyer further acknowledges that Seller may pay Real Estate Compensation to its advisor, Metric Realty.

         Section 7.3 Leasing Commissions. Seller shall indemnify, protect, defend and hold Buyer harmless from and against any leasing commissions payable in connection with the current terms of the Leases (specifically excluding therefrom any commission for option periods, renewal periods, extension periods or waivers of termination rights or as otherwise provided in Section 4.2(b) above). Buyer shall indemnify and hold Seller harmless from and against any other leasing commissions relating to the Property.

         Section 7.4 Successors and Assigns. Buyer shall not assign any of Buyer's rights or duties hereunder without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

         Section 7.5 Notices. All written notices required to be given pursuant to the terms hereof shall be either (I) personally delivered, (ii) deposited in the United States mail, registered or certified return receipt requested, postage prepaid, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmittal by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and addressed as follows:

         To Seller:                         c/o Metric Realty
                                            1 California Street, Suite 1400
                                            San Francisco, CA  94111
                                            Attn: Minton J. Newell
                                            Fax No:   (415) 678-2291
                                            Phone No: (415) 678-2107
         with copies to:                    Metric Realty
                                            1 California Street, Suite 1400
                                            San Francisco, CA  94111
                                            Attn: Herman H. Howerton, Esq.
                                            Fax No:   (415) 678-2296
                                            Phone No: (415) 678-2135

                                            Landels Ripley & Diamond, LLP
                                            350 The Embarcadero, 6th Floor
                                            San Francisco, CA 94105
                                            Attn: Scott D. Rogers, Esq.
                                            Fax No:   (415) 512-8750
                                            Phone No: (415) 512-8700

         To Buyer:                          The University of Chicago
                                            450 North Cityfront Plaza Drive
                                            Suite 440
                                            Chicago, IL  60611
                                            Attn:  William Desmond
                                            Fax No:   (312) 595-1025
                                            Phone No: (312) 595-1000

         with a copy to:                    Wilson & McIlvaine
                                            500 West Madison Street, Suite 3700
                                            Chicago, IL  60661
                                            Attn:  Peter A. Sarasek, Esq.
                                            Fax No:   (312) 715-5155
                                            Phone No: (312) 715-5000

         The foregoing addresses may be changed from time to time by written notice. Notices shall be deemed received upon the earlier of actual receipt or delivery (or refusal to accept delivery) or three (3) working days following sending as provided above.

         Section 7.6  Time.  Time is of the essence of every
provision contained in this Agreement.

         Section 7.7 Possession. Possession of the Property shall be delivered to Buyer on the Closing Date, subject to the rights of tenants under the existing Leases.

         Section 7.8 Incorporation by Reference. All of the exhibits attached to this Agreement or referred to herein and all documents in the nature of such exhibits, when executed, are by this reference incorporated in and made a part of this Agreement.

         Section 7.9 No Deductions or Off-Sets. Buyer acknowledges that the Purchase Price to be paid for the Property pursuant to this Agreement is a net amount and shall not be subject to any off-sets or deductions.

         Section 7.10 Attorneys' Fees. In the event any dispute between Buyer and Seller should result in litigation, the prevailing party shall be reimbursed for all reasonable costs incurred in connection with such litigation, including, without limitation, reasonable attorneys' fees.

         Section 7.11 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         Section 7.12 No Merger. The provisions of this Agreement shall not merge with the delivery of the Deed but shall, except as otherwise provided in this Agreement, survive the close of escrow.

         Section 7.13 Governing Law. This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of Wisconsin.

         Section 7.14  Disclosure of Information.

         (a) Certain Definitions. For purposes of this Section 7.14, the following terms shall have the respective meanings assigned to them in this subsection (a):

              (i) "Affiliate" shall mean: any person or entity directly or indirectly controlling, controlled by or under common control with the subject person or entity; any person or entity owning or controlling 10% or more of the outstanding voting securities of the subject entity; any officer, director or partner of the subject entity; and any entity for which the subject person or entity acts in the capacity of officer, director or partner;

              (ii) "Buyer  Group" shall mean Buyer and its  Affiliates,  and the
         directors,   officers,  employees,   partners,  agents,  attorneys  and
         representatives of such parties;

              (iii) "Metric" shall mean Metric Management, Inc., a Delaware corporation; and

              (iv) "Disclosure Document" shall mean any offering circular, prospectus, report, advertisement, correspondence or other document which names or refers in any manner, directly or indirectly, to Metric, any of their respective Affiliates or Seller.

         (b) Restrictions on Disclosure. Buyer agrees that, unless Buyer has obtained the prior written consent of Metric, Buyer shall not release, publish or otherwise distribute, and shall not authorize or permit any person or entity (including without limitation any member of the Buyer Group) to release, publish or otherwise distribute, to any person or entity other than Metric or any of their respective Affiliates, or any member of the Buyer Group, any Disclosure Document.

         (c) Indemnification. Buyer shall indemnify and hold harmless Metric, its Affiliates and Seller, and all directors, officers, employees, partners, agents and representatives of such parties, against and from any and all liability, losses, damages, costs and obligations whatsoever (including without limitation attorneys fees and costs) which arise out of or relate in any way to the release, publishing or other distribution of any Disclosure Document by Buyer or by any person or entity (including without limitation any member of the Buyer Group) whom Buyer has authorized or permitted to release, publish or otherwise distribute such Disclosure Document contrary to the restrictions contained in the preceding subparagraph (b).

         Section 7.15 Damages. Buyer agrees that any liability of Seller under any claim brought prior to the Closing Date pursuant to this Agreement or any document or instrument delivered simultaneously or in connection with, or pursuant to this Agreement, shall be limited solely to the Property, and no other assets of Seller shall be subject to levy or execution. With respect to any such claim brought following the Closing Date, any liability of Seller shall be limited solely to the assets of Seller. In no event shall Buyer seek satisfaction for any such obligation from any of the shareholders, directors, officers or agents of Seller. Except with respect to a willful or voluntary default by Seller of its obligation to convey the Property to Buyer as provided in this Agreement, Buyer specifically waives any right to seek specific performance of Seller's obligations under this Agreement and acknowledges that its only remedy in the event of a breach of this Agreement by Seller shall be the right (as limited by this Section 7.15) to seek money damages at law.

         Section 7.16 Termination without Breach. In the event either party desires to exercise any right expressly provided in this Agreement to terminate this Agreement, such party shall give written notice of such termination and the reason therefor to the other party. Thereafter, except in the event of a termination based upon a default by either party in the performance of its obligations under this Agreement, and effective as of the effective date of such notice, each party shall be released from its obligations hereunder and all monies and documents deposited into Escrow shall be returned to the party which deposited them, all documents delivered by Seller to Buyer relating to the Property shall be returned and all reports, studies, analyses and tests prepared by or for Buyer relating to the Property shall immediately be delivered to Seller; provided, however, that nothing herein shall limit Buyer's indemnity set forth in Section 2.3(b) and 7.14(c) hereof.

         Section 7.17 Counterparts. This Agreement may be executed in one or more counterparts. All counterparts so executed shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart.

         Section 7.18 Entire Agreement. This Agreement and the attached exhibits, which are by this reference incorporated herein, and all documents in the nature of such exhibits, when executed, contain the entire understanding of the parties and supersede any and all other written or oral understanding,including, without limitation, that certain Letter of Intent dated as of January 18, 1996 between Seller and Buyer.

         IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first written above.

SELLER:

METRIC INCOME TRUST SERIES, INC.,
a California corporation

By: \s\ Robert A. Fiddaman
- --------------------------
Its: Chairman of the Board
     President and chief Executive Officer


BUYER:

THE UNIVERSITY OF CHICAGO,
an Illinois not-for-profit corporation

By: \s\ Gary B. Helms
- ---------------------
Its: Vice President for Investments

                                    EXHIBIT A

                                  Title Report


         A.L.T.A Commitment No. 1054412/MS., Reference No. 18489 prepared by Chicago Title Insurance Company, effective
         March 18, 1996 not filed with this amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission a copy of said Title Insurance Policy upon request.

                                    EXHIBIT B

                                Legal Description

         Parcel 2 of Certified Survey Map No. 6001, recorded October 25, 1989 in Volume 49 of Certified Survey Maps on Pages 129 to 132 inclusive, as Document No. 1561488, being a division of lands in the SW 1/4 and the NW 1/4 of the SW 1/4 of Section 1, T 8 N, R 20 E, in the Village of Menomonee Falls, County of Waukesha, State of Wisconsin.

         Tax Key No. MNFV 0003.978

         Address: W1400 N9000 Lilly Road

                                    EXHIBIT C

                           List of Due Diligence Items


Recent Property Tax Bill

Current Appraisal

Preliminary Title Report With Recorded Documents

Existing Phase I Environmental Report

The Following Current Leases, Rental Agreements and/or Subleases:

         1.       The Wholesale Club, Inc. (as amended)
         2.       Victor/Rienz, a Division of Dana Corporation
         3.       Whalen/Weaver's, Inc.

Plans, Specifications & Site Plan

Existing "As-Built" Survey of Property

                                    EXHIBIT D

                           [INTENTIONALLY LEFT BLANK]

                                    EXHIBIT E

                           BUYER'S CLOSING CERTIFICATE


         THIS BUYER'S CLOSING CERTIFICATE ("Certificate") is made and entered into as of this 25th day of June, 1996 by THE UNIVERSITY OF CHICAGO, an Illinois not-for-profit corporation ("Buyer"), to and for the benefit of METRIC INCOME TRUST SERIES, INC., a California corporation ("Seller"), under and pursuant to the terms of that certain Agreement for Purchase and Sale of Real Property dated as of May 15, 1996, as amended, between Seller and Buyer (the "Agreement"). All words and phrases having their initial letters capitalized in this Certificate and not specifically defined herein shall have their meanings set forth in the Agreement.

         As a condition to closing of the transaction contemplated in the Agreement and as a material and substantial inducement to Seller to sell and convey the Property to Buyer, Buyer hereby confirms, certifies and agrees as follows:

         1. Buyer hereby acknowledges and agrees that Buyer (a) has concluded whatever studies, tests, and investigations Buyer desired to conduct relating to the Property including, without limitation, economic reviews and analyses, soils tests, engineering analyses, environmental analyses and analysis of any applicable records of the planning, building, public works or any other governmental or quasi-governmental entity having or asserting jurisdiction over the Property; (b) has reviewed and read (or has elected not to do so) and has understood all instruments affecting the Property and/or its value which Buyer deems relevant, including, without limiting the generality of the foregoing, all documents referred to in the Title Report and all leases, operating statements, demographic studies and market analyses; (c) and its consultants have made all such independent studies, analyses and investigations, as Buyer has deemed necessary, including, without limitation, those relating to environmental matters and the leasing, occupancy and income of the Property; (d) is relying solely on its own investigations as to the Property and its value and is assuming the risk that adverse physical, economic or other conditions (including, without limitation, adverse environmental conditions (including, without limitation, soils and groundwater conditions) and status of compliance with the requirements of the Americans With Disabilities Act of 1990 or Fair Housing Act of 1968, as amended) may not have been revealed by such investigation; and (e) that Seller has given Buyer every opportunity to consider, inspect and review to its satisfaction the physical, environmental, economic and legal condition of the Property and all files and information in Seller's possession which Buyer deems material to the purchase of the Property.

         2. Buyer hereby further acknowledges and agrees that (a) Seller has not made and has specifically disclaimed the making of any representations or warranties, express or implied, regarding the Property or its value or matters affecting the Property, including, without limitation, the physical condition of the Property, title to or the boundaries of the Real Property, pest control matters, soil condition, hazardous waste, toxic substance or other environmental matters, compliance with the Americans With Disabilities Act of 1990, Fair Housing Act of 1968 (as amended) or other building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns and all other information pertaining to the Property, (b) Seller did not develop or construct the Real Property, (c) Buyer entered into the Agreement and is closing the contemplated transaction with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the Property, (d) Buyer is not relying upon any representations and warranties, other than those specifically set forth in Section 4.1 in the Agreement, made by Seller or anyone acting or claiming to act on Seller's behalf concerning the Property or its value.

         3. Buyer further acknowledges that it has not received from Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors. Buyer agrees and confirms that the Property is being purchased by and accepted by Buyer in its "AS IS" condition and WITH ALL FAULTS on the Closing Date and assumes the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by its investigation.

         4. Except with respect to any claims arising out of any breach of covenants, representations or warranties set forth in Sections 4.1 or 4.2 of the Agreement, Buyer, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its agents, partners, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this agreement, which Buyer has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property.

         5. Buyer hereby specifically acknowledges that Buyer has carefully reviewed this Certificate and discussed its import with legal counsel and that the provisions of this Certificate are a material and substantial inducement to Seller to consummate the transaction contemplated in the Agreement.

         IN WITNESS WHEREOF, Buyer has executed and delivered this Certificate as of the date and year first set forth above.


BUYER:

THE UNIVERSITY OF CHICAGO,
an Illinois not-for-profit corporation


By:    \s\ Gary B. Helms
       -----------------
Its:   Vice President for Investments

                                    EXHIBIT F

                                  Form of Deed

Recording Requested By                             Certified to be a true copy
and                                                Of document recorded 6/25/96
When Recorded Mail To:                             In Book _____ Series 2136420
                                                   Of official records.

THE UNIVERSITY OF CHICAGO                          Chicago Title Insurance Co.
450 North Cityfront Plaza Drive                    By: \s\
Suite 440                                              -----------------------
Chicago, IL 60611
Attn: William Desmond
- --------------------------------------------------------------------------------
                    Space Above This Line For Recorder's Use

                                    WISCONSIN
                              SPECIAL WARRANTY DEED

         This Deed is made between METRIC INCOME TRUST SERIES, INC., a California corporation ("Grantor"), and THE UNIVERSITY OF CHICAGO, an Illinois not-for-profit corporation ("Grantee").

         WITNESSETH, That the said Grantor, for a valuable consideration, conveys to Grantee the following described real estate in Waukesha County, State of Wisconsin:

         SEE DESCRIPTION ATTACHED HERETO AS EXHIBIT A AND
         INCORPORATED HEREIN BY THIS REFERENCE

Tax Parcel: MNFV 0003.978

         Together with all and singular the hereditaments and appurtenances thereunto belonging;

         And Grantor warrants title to said real estate and will defend the same against the lawful claims of persons claiming by, through or under said Grantor and none other.

Dated as of this 25th day of June, 1996.


GRANTOR:

METRIC INCOME TRUST SERIES, INC.
A California corporation

By:  \s\ Robert A. Fiddaman
     ----------------------
Its: President

                                    Exhibit A

                                Legal Description

Parcel 2 of Certified Survey Map No. 6001, recorded October 25, 1989 in Volume 49 of Certified Survey Maps on Pages 129 to 132 inclusive, as Document No. 1561488, being a division of lands in the SW 1/4 and the NW 1/4 of the SW 1/4 of
Section 1, T 8 N, R 20 E, in the Village of Menomonee Falls, County of Waukesha, State of Wisconsin.

Tax Key No.  MNFV 0003.978

ADDRESS: W1400 N9000 Lilly Road

                                 ACKNOWLEDGMENT


State of California

County of San Francisco

         On June 17, 1996, before me, Tana J. Laura, Notary Public for the State of California, personally appeared Robert A. Fiddaman, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature                 \s\Tana J. Laura                    (Seal)
         -----------------------------------------------------
                  Tana J. Laura, Notary Public

Commission Expires 12/9/96

                                    EXHIBIT G

                           Form of General Assignment



         FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby expressly acknowledged, METRIC INCOME TRUST SERIES, INC., a California corporation ("Assignor"), hereby assigns, transfers and conveys to UNIVERSITY OF CHICAGO, a Illinois not-for-profit corporation ("Assignee"), all of Assignor's right, title and interest in and to the Intangible Property, as that term is defined in that certain Agreement for Purchase and Sale of Real Property (the "Agreement") dated May 15, 1996 entered into by and between Assignor, as Seller, and Assignee, as Buyer.

         Assignee hereby assumes and agrees to keep, perform and fulfill all of Assignor' s obligations as obligor under any contracts included in Intangible Property under the Agreement (the "Assigned Contracts"). Assignee also agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, damages, losses, costs and expenses (including attorneys' fees) arising in connection with the Assigned Contracts and relating to the period after Closing.

         Assignor hereby covenants and warrants that it has performed all of the obligations to be performed by Assignor pursuant to and in accordance with, or with respect to, the Assigned Contracts and agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, damages, losses, costs and expenses (including attorneys' fees) arising in connection with the Assigned Contracts and relating to the period prior to Closing.

         This General Assignment is given pursuant to the Agreement.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this General Assignment as of June 25, 1996.

ASSIGNEE:

THE UNIVERSITY OF CHICAGO
an Illinois not-for-profit corporation

By:  \s\ Gary B. Helms
     -----------------
Its: Vice President for Investments

ASSIGNOR:

METRIC INCOME TRUST SERIES, INC.,
a California corporation

By:  \s\ Robert A. Fiddaman
     ----------------------
Its: President

                                    EXHIBIT H

                              Form of Bill of Sale


                                  Bill Of Sale


         For valuable consideration, receipt of which is acknowledged, METRIC INCOME TRUST SERIES, INC., a California corporation ("Seller"), grants, sells, transfers and assigns to THE UNIVERSITY OF CHICAGO, an Illinois not-for-profit corporation ("Buyer"), all of the personal property described in Schedule 1 attached hereto and by this reference incorporated herein. Buyer acknowledges and agrees that such personal property is sold to and shall be accepted by Buyer in its "As-Is" condition and WITH ALL FAULTS and without any representation of any kind or nature except to the extent, if any, specifically made in that certain Agreement for Purchase and Sale of Real Property dated as of May 15, 1996 between Seller and Buyer.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale this 25th day of June, 1996.


SELLER:

METRIC INCOME TRUST, INC., a
CALIFORNIA corporation

By: \s\ Robert A. Fiddaman
     ---------------------
Its: President

                           SCHEDULE 1 TO BILL OF SALE

                          Schedule of Personal Property

                                      NONE

                                    EXHIBIT I

                          Form of Assignment of Leases



Recording Requested By                              Certified to be a true copy
and                                                 Of document recorded 6/25/96
When Recorded Mail To:                              In Book _____ Series 2136420
                                                    Of official records.

The University of Chicago                           Chicago Title Insurance Co.
450 North Cityfront Plaza Drive                     By: \s\
Suite 440                                              ------------------------
Chicago, IL 60611
Attn: William Desmond

- -------------------------------------------------------------------------------
                    Space Above This Line For Recorder's Use


                              ASSIGNMENT OF LEASES


         This ASSIGNMENT is entered into this 25th day of June, 1996, by and between METRIC INCOME TRUST SERIES, INC., a CALIFORNIA corporation ("Assignor"), and THE UNIVERSITY OF CHICAGO, an Illinois not-for-profit corporation ("Assignee").


                                    RECITALS

         A.  Assignor is the landlord  under those certain  leases  described on
Schedule 1 attached hereto (the "Leases") relating to that certain real property described in Schedule 2 attached hereto and commonly known as the W140-N9000 Lilly Road, Menomonee Falls, Wisconsin (the "Property").

         B. Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated as of May 15, 1996 pursuant to which Assignor has agreed to sell and Assignee has agreed to purchase the Property and Assignor has agreed to assign and Assignee has agreed to assume the Leases.

         For valuable consideration, receipt of which is acknowledged, Assignor and Assignee agree as follows:

         1. Assignor assigns to Assignee all of the right, title and interest of Assignor in the Leases.

         2. Assignor agrees to indemnify and hold Assignee harmless from and against any and all losses, costs, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees, accruing prior to the date hereof and arising out of the Leases.

         3. Assignee assumes as of and from the date hereof all of Assignor's obligations under the Leases.

         4. Assignee agrees to indemnify and hold Assignor harmless from and against any and all losses, costs, liabilities, damages and expenses including, without limitation, reasonable attorneys' fees, accruing on or after the date hereof and arising out of the Leases.

         5. If Assignor or Assignee is required to employ counsel to enforce any of the terms of this Agreement or for damages by reason of any alleged breach of this Agreement or for a declaration of rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs incurred.

         6. This Assignment shall be binding on, and inure to the benefit of, the parties hereto, their successors in interest, and assigns.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first hereinabove written.

ASSIGNOR:

METRIC INCOME TRUST SERIES, INC.
A California corporation
By:  \s\ Robert A. Fiddaman
     ----------------------
Its: President

ASSIGNEE:

THE UNIVERSITY OF CHICAGO,
an Illinois not-for-profit corporation

By: \s\ Gary B. Helms
     ----------------
Its: Vice President for Investments

                                   SCHEDULE 1

                               Schedule of Leases



TENANT                                                      DATE OF LEASE

The Wholesale Club, Inc.*                                   September 28, 1989**

         * Tenant's interest now held by
           Wal-Mart Stores, Inc.

         **Amended by First Amendment to Lease
           Dated as of May 10, 1990

                                   SCHEDULE 2

                                Legal Description

Parcel 2 of Certified Survey Map No. 6001, recorded October 25, 1989 in Volume 49 of Certified Survey Maps on Pages 129 to 132 inclusive, as Document No. 1561488, being a division of lands in the SW 1/4 and the NW 1/4 of the SW 1/4 of
Section 1, T 8 N, R 20 E, in the Village of Menomonee Falls, County of Waukesha, State of Wisconsin.

Tax Key No.:   MNFV 0003.978

ADDRESS: W1400 N9000 Lilly Road

                                 ACKNOWLEDGMENT


State of California

County of San Francisco

         On June 17, 1996, before me, Tana J. Laura, Notary Public for the State of California, personally appeared Robert A. Fiddaman, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature                 \s\Tana J. Laura                         (Seal)
          ---------------------------------------------------------
                  Tana J. Laura, Notary Public

Commission Expires 12/9/96

STATE OF ILLINOIS                   )
                                    ) SS.
COUNTY OF COOK                      )


         I HEREBY CERTIFY that on this 20th day of June, 1996, before me, a Notary Public of said State, personally appeared Gary Helms, who acknowledged himself to be the Vice President for Investments of The University of Chicago, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing instrument and acknowledged that he executed the same for the purposes therein contained as the duly authorized Vice President for Investments of said entity by signing the name of such entity by himself as Vice President for Investments.


Notary Public                                            \s\Peter A. Sarasek
                                                      -------------------------
                                                      Peter A. Sarasek, Notary
                                                      Public, State of Illinois

My Commission Expires: 12/3/99

                                    EXHIBIT J

                           Form of FIRPTA Certificate



         To inform THE UNIVERSITY OF CHICAGO, an Illinois not-for-profit corporation ("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be required upon transfer of certain real property to Transferee by METRIC INCOME TRUST SERIES, INC., a California corporation ("Transferror"), the undersigned hereby certifies the following on behalf of Transferror:

         1. Transferror is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

         2. Transferror's U.S. employer identification/social security number is as follows: 94-3087630.

         3. Transferror's office address is: c/o Metric Realty, 1 California Street, Suite 1400, California 94111.

         Transferror understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Transferror understand that Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

         Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferror.


Date: June 25, 1996

                                              METRIC INCOME TRUST SERIES, INC.,
                                              a California corporation

                                              By:      \s\ Robert A. Fiddaman
                                                 ------------------------------
                                              Its:     President

                                    EXHIBIT K

                             Form of Tenant Estoppel


Tenant Estoppel Certificate (in form of letter from WalMart Stores, Inc., to Seller and Buyer) dated May 31, 1996 not filed with this amendment. Metric Income Trust Series, Inc., agrees to provide the Securities and Exchange Commission a copy of said Tenant Estoppel Certificate upon request.

                                    EXHIBIT K

                             Form of Tenant Estoppel


         Buyer's revised proposed form of tenant estoppel is acceptable except as follows:

         1. Add the phrase "Except as expressly set forth in the Lease," at the beginning of Paragraph 3.

         2. Add the phrase "of first refusal" following the word "right" and preceding the word "to" in the 6th line of Paragraph 8.

         3.       Re-write Paragraph 11 as follows:

                           The address for notices to be sent to Tenant is as set forth below:

                                            ------------------------
                                            ------------------------
                                            ------------------------

         4.       Re-write Paragraph 12 as follows:

                           Tenant acknowledges that all the interest of Landlord in and to the Lease is being duly conveyed to The University of Chicago ("University") knowing that the University relies upon the truth of this certification in making said acquisition.

                               FIRST AMENDMENT TO
                AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

         THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY ("Amendment") is made and entered into as of the 17th day of June, 1996, by and between METRIC INCOME TRUST SERIES, INC., a California corporation ("Seller"), and THE UNIVERSITY OF CHICAGO, an Illinois not-for-profit corporation ("Buyer").

                                    Recitals:

         A. Seller and Buyer entered into that certain Agreement for Purchase and Sale of Real Property dated as of May 15, 1996 ("Agreement") with respect to certain real property located at W140-N9000 Lilly Road, Menomonee Falls, Wisconsin, and being more particularly described in the Agreement.

         B. Buyer has completed its inspections and investigations of the Property and has requested that it be provided with acceptable assurance of post-closing resolution of certain concerns noted in that certain Property Condition Report dated as of April 25, 1996 prepared by Eckland Consultants, Inc. (the "Eckland Report") with regard to the physical condition of the Property.

         C. Seller believes that correction of most of the physical conditions noted in the Eckland Report are the responsibility of Wal-Mart Stores, Inc. ("Tenant") under its existing lease of the Property.

         D. Notwithstanding Seller's belief, Seller and Buyer have negotiated in good faith with regard to escrow of certain closing funds to assure post-closing resolution of the noted physical conditions and have agreed to escrow a sum not to exceed $135,850 on the term and conditions contained below.

                                   Agreement:

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

         1. Each of the above recitals is true and correct and incorporated herein by this reference.

         2. All words and phrases having their initial letters capitalized in this Amendment but not specifically defined herein shall have the meanings set forth in the Agreement.

         3. The Closing Date as defined in Section 1.1 and 5.5 of the Agreement is hereby extended to June 20, 1996; provided, however, upon written notice by either Seller or Buyer that additional time is reasonably required to complete the contemplated transaction, the Closing Date may be extended to a date not later than July 10, 1996.

         4. Buyer's closing condition precedent contained in Section 3.1(a)(i) of the Agreement is hereby waived by Buyer.

         5. Seller's closing condition precedent contained in Section 3.1(b)(ii) of the Agreement is hereby waived by Seller.

         6. Buyer hereby acknowledges its receipt and approval of a copy of the executed Estoppel and the closing condition contained in Section 5.7 of the Agreement relating to receipt and approval of the Estoppel is hereby waived by Buyer subject only to (i) Seller's delivery of the original Estoppel to Buyer at Closing, and (ii) Seller's delivery at Closing of a letter certifying that Tenant has paid rent as required under the lease described in the Estoppel current through the date of Closing.

         7. Upon Closing, the sum of $135,850 (the "Total Escrow Amount") out of the sale proceeds otherwise due Seller upon Closing shall be deposited by Seller with Title Company in escrow for deposit by Title Company in an interest bearing account for post-closing disbursement as provided herein. All interest earned thereon shall accrue to the benefit of Seller and shall be disbursed by Title Company to Seller upon termination of the escrow described in this Paragraph 7. All fees and costs of the escrow described in this Paragraph 7 shall be paid by Seller. Seller and Buyer agree to execute such other and further escrow instructions as may be reasonably required by Title Company in connection with the escrow described in this Paragraph 7 provided that such additional instructions shall not be inconsistent with the terms contained in this Paragraph 7. The Total Escrow Amount shall be allocated between two (2) sub-escrow accounts as follows: the sum of $27,450.00 (the "Owner's Work Escrow Amount") shall be allocated for the work items specifically described in Exhibit A attached hereto (the "Owner's Work"), and the sum of $108,400.00 (the
"Tenant's Work Escrow Amount") shall be allocated for the work items specifically describe in Exhibit B attached hereto (the "Tenant's Work").


                  7.1 Upon the earlier of Buyer's written notice to Seller and Title Company of the completion of the Owner's Work by Buyer to the satisfaction of Buyer in its sole discretion or expiration of six (6) months following the Closing, Buyer shall be entitled to disbursement of the funds allocated to the Owner's Work Escrow Account in respect of the costs and expenses of Buyer with respect to the Owner's Work. Within five (5) days following Buyer's request for such disbursement, Title Company shall automatically and without further notice to Seller disburse to Buyer the funds allocated to the Owner's Work Escrow Account.

                  7.2 Prior to Closing, Seller shall by written notice to Tenant request that Tenant agree to perform and complete, and thereafter cause to be performed and completed, each of the individual items of Tenant's Work to Buyer's reasonable satisfaction. Upon completion of each individual item of Tenant's Work to Buyer's reasonable satisfaction, Buyer shall notify Title Company thereof and Title Company shall automatically and without further notice to Buyer disburse to Seller the "Designated Amount" specified in Exhibit B with regard to such individual item of Tenant's Work. In the event that prior to Closing, Tenant shall actually complete an individual item of Tenant's Work, the Total Escrow Amount and the Tenant's Work Escrow Amount shall each be reduced by the aggregate total of the "Designated Amount" for each individual item of Tenant's Work actually completed. In the event that any amounts shall remain undisbursed in the Tenant's Work Escrow Account as of November 29, 1996, Title Company shall automatically and without further notice to Seller disburse to Buyer the entire then remaining balance in the Owner's Work Escrow Account to cover future costs and expenses to be incurred in the future by Buyer with respect to the Tenant's Work.
                                                         3

          Notwithstanding disbursement of all or a portion of Tenant's Work Escrow Amount to Buyer, in the event that Buyer subsequently receives or recovers from Tenant all or any portion of the cost of the Tenant's Work (including, without limitation, damages awarded for Tenant's failure to complete the Tenant's Work), Buyer shall pay to Seller the amount so received or recovered net of all reasonable out of pocket costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Buyer in connection with such receipt or recovery; provided, however, (i) Buyer shall have no obligation to pursue Tenant for such payment or recovery, and (ii) the maximum amount to be repaid to Seller pursuant to this Section 7.2 shall not exceed the amount of the Tenant's Work Escrow Amount actually received by Buyer pursuant to this Section 7.2.

         8. Except as specifically provided herein, none of the provisions herein contained shall in any way be construed as a modification of any of the terms and conditions of the Agreement, and all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

         9. Each of Seller and Buyer hereby specifically acknowledges and agrees that the Agreement, as amended hereby, is and remains a valid and binding agreement and obligation of such party enforceable in accordance with its terms.

         10. This Amendment may be executed in one or more counterparts. All counterparts so executed shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart.

         IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the day and year first above written.

SELLER:

METRIC INCOME TRUST SERIES, INC.,
a California corporation

By: \s\ Robert A. Fiddaman
    ----------------------
Its: President


BUYER:

THE UNIVERSITY OF CHICAGO,
an Illinois not-for-profit corporation

By: \s\
    ----------------------
Its: Assistant Vice President for Investments

                                    EXHIBIT A
                           DESCRIPTION OF OWNER'S WORK

         1. Installation of additional storm underdrain (approx. 1,000 lineal feet) in the north-south direction with laterals pitched toward the storm catchbasins.

         2. Regrading of subgrade soils along the north side of the concrete retaining wall so as to be sloped away from the retaining wall and reseeding of area.

         3. Installation of fencing along the top of retaining wall (approx. 100 lineal feet) located at the northeast corner of the site; extension of existing fence at the southwest corner of the site an additional 16 feet to the north.

                                    EXHIBIT B
                          DESCRIPTION OF TENANT'S WORK

         1. Full depth patching of settled and alligatored pavement (approx. 3,500 square feet) and filling of open cracks and pavement joints with high performance rubber (approx. 4,000 lineal feet).

                  Designated Amount ............... $9,400.00

         2. Overlayment of west parking lot (approx. 120,000 square feet) with 1.5 inch thick asphaltic concrete surface course with a geotextile structural underliner.

                  Designated Amount .............. $90,000.00

         3. Sealcoating and restriping of south and east parking lots (approx. 70,000 square feet) once full-depth patching and crack filling is completed.

                  Designated Amount ............... $7,000.00

         4.       Replacement of damaged sections of concrete curb and gutter.

                  Designated Amount ................. $400.00

         5. Caulking of continuous flashing joints and the seams in the sheet metal parapet cap using a polyurethane sealant.

                  Designated Amount ................ $1,000.00

         6. Scraping and coating with rust-inhibitive pain of galvanized metal parapet flashing (approx. 20 locations).

                  Designated Amount .................. $500.00

         7.       Scraping and repainting of exterior hollow metal doors.

                  Designated Amount .................. $350.00

                                 ACKNOWLEDGMENT


State of California

County of San Francisco

         On June 17, 1996, before me, Tana J. Laura, Notary Public for the State of California, personally appeared Robert A. Fiddaman, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature                 \s\Tana J. Laura                         (Seal)
         ----------------------------------------------------------
                  Tana J. Laura, Notary Public

Commission Expires 12/9/96